As filed with the Securities and Exchange Commission on June 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERRAN ORBITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1572314
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida, 33487

(561) 988-1704

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

TERRAN ORBITAL CORPORATION 2021 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Marc H. Bell

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida, 33487

Tel: (561) 988-1704

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Rosa A. Testani, Esq.

Jonathan R. Pavlich, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Tel: (212) 872-1000

Fax: (212) 872-1002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company (as defined below) will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

References in this Registration Statement to “we,” “us,” “our,” and the “Company,” or similar references, refer to Terran Orbital Corporation, unless otherwise stated or the context otherwise requires.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Terran Orbital Corporation, formerly known as Tailwind Two Acquisition Corp. (the “Company”), with the Commission, are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a) the Company’s final prospectus, dated  June 23, 2022, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-264447), and all amendments to such registration statement (the “Resale Form S-1”);

(b) the Company’s Quarterly Report on  Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 16, 2022;

(c) the Company’s Current Reports on Form 8-K filed with the Commission on March  14, 2022, March  15, 2022, March  22, 2022, March 28, 2022 (as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on March  31, 2022) and April 6, 2022, and in each case, if applicable, excluding Items 2.02 and 7.01; and

(d) the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 4, 2021 (File No. 001-40170), including any amendments or reports filed for the purpose of updating such description, and in the Company’s final prospectus, dated June 23, 2022, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Resale Form S-1, including any amendments or reports filed for purposes of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act, subject to certain exceptions.

As permitted by the Delaware General Corporation Law, the Company’s certificate of incorporation, as amended, contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director; provided, however, that the Delaware General Corporation Law prohibits the elimination or limitation of liability of a director for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Company’s restated bylaws (the “Bylaws”) provide that:

•	the Company is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•

the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Company has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company for which indemnification is sought. The indemnification provisions in the Company’s Bylaws and the indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company has directors’ and officers’ liability insurance for securities matters.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Certificate of Corporate Domestication of Tailwind Two Acquisition Corp. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on March 28, 2022).

4.2	Form of Common Stock Certificate of Terran Orbital Corporation (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on March 28, 2022).

4.3	Warrant Agreement, dated as of March 9, 2021, between Tailwind Two Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 from the Current Report on Form 8-K filed on March 10, 2021).

4.4	Private Placement Warrants Purchase Agreement, dated March 4, 2021 between Tailwind Two Acquisition Corp. and Tailwind Two Sponsor LLC (incorporated by reference to Exhibit 10.3 from the Current Report on Form 8-K filed on March 10, 2021).

4.5	Stock and Warrant Purchase Agreement, dated March 25, 2022, by and among Tailwind Two Acquisition Corp., Terran Orbital Corporation, FP Credit Partners II, L.P., FP Credit Partners Phoenix II, L.P., BPC Lending II LLC and Lockheed Martin Corporation (incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q filed on May 16, 2022).

4.6	Terran Orbital Corporation 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed on March 28, 2022).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1*	Consent of WithumSmith+Brown, PC

23.2*	Consent of KPMG LLP

23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Calculation of Registration Fee

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 24, 2022.

TERRAN ORBITAL CORPORATION

By:	/s/ Marc H. Bell
Marc H. Bell
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc H. Bell and Gary A. Hobart, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Instruction E of Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc H. Bell Marc H. Bell	Chairman and Chief Executive Officer (Principal Executive Officer)	June 24, 2022

/s/ Gary A. Hobart Gary A. Hobart	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)	June 24, 2022

/s/ Mathieu Riffel Mathieu Riffel	Vice President and Controller (Principal Accounting Officer)	June 24, 2022

/s/ Anthony Previte Anthony Previte	Director	June 24, 2022

/s/ Daniel C. Staton Daniel C. Staton	Director	June 24, 2022

/s/ James LaChance James LaChance	Director	June 24, 2022

/s/ Tom Manion Tom Manion	Director	June 24, 2022

/s/ Richard Y. Newton III Richard Y. Newton III	Director	June 24, 2022

/s/ Tobi Petrocelli Tobi Petrocelli	Director	June 24, 2022

/s/ Douglas L. Raaberg Douglas L. Raaberg	Director	June 24, 2022

/s/ Stratton Sclavos Stratton Sclavos	Director	June 24, 2022